Exhibit 99.1
Surge increases cash balance by $7.9 million in 2Q
Thursday August 23, 9:00 am ET

SAN DIEGO, August 23 2007 -- Surge Global Energy, Inc. (OTC BB:SRGG.OB - News) (“Surge”) reported an increase in its cash balance and a reduced net loss in the second quarter.

Surge’s cash balance at the end of June 30, 2007 was $8.551 million, up from $683,000 as of March 31, 2007 due to the previously announced sale by Surge’s indirect wholly-owned subsidiary, Peace Oil Corp., of its 30% Peace Oil working interest in certain oil sands leases in the Red Earth Area of north central Alberta, Canada to North Peace Energy Corp. on June 28, 2007. Additional proceeds from the Peace Oil sale resulted in an equity interest in North Peace Energy Corp. valued at $4.717 million on June 30, 2007.

For the first six months of the fiscal year, the company reported a net loss of $2.046 million, down from $4.947 million in the year-ago period. The $2.901 million improvement was largely the result of the gain on sale of the Peace Oil assets, net of tax, compared the year-ago period.

In the wake of the recent market turbulence due to liquidity concerns, Surge management guided by its independent of directors is considering how best to deploy its cash balance.

About Surge Global Energy, Inc.

Surge Global Energy, Inc. is an early stage oil and gas exploration and production company. Surge seeks to invest and acquire properties in the oil sands regions of Canada. Surge also has an interest in an exploration stage oil and gas project in Argentina and is looking to identify, acquire and develop working interests in other underdeveloped oil and gas projects in socially and politically stable regions. For more information please visit our Investor Center at: http://www.surgeglobalenergy.com.

Forward-Looking Statements

Materials in this press release may contain information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual results may vary materially, and there are not guarantees about the performance of our stock.

Any forward-looking statements represent our expectations or forecasts only as of the date they were made and should not be relied upon as representing our expectations or forecasts as of any subsequent date. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company's SB-2/A filed with the SEC on July 27, 2007, and in our most recent Annual Report on Form 10-KSB, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Contact:

Surge Global Energy, Inc.
David Perez, Chief Executive Officer and Chairman of the Board
Direct Tel: 1.858.704.5018
Main Office:1.858.704.5010
Main Fax: 1.858.704.5011
Email: david@surgeglobalenergy.com